UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 22, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2019, Vertro, Inc., a wholly-owned subsidiary of Inuvo, Inc., entered into Amendment Number One to Google Services Agreement pursuant to which, among other things, payment terms were modified and the term of the agreement was extended to February 28, 2021. The summary of Amendment Number One to Google Services Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

On January 24, 2019, we entered into Amendment # 18 to the Yahoo! Publisher Network Contract, effective as of January 1, 2019, pursuant to which, among other things, payment terms were modified and the agreement was amended to eliminate a mutual early termination provision. The summary of Amendment # 18 to the Yahoo! Publisher Network Contract does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: January 25, 2019	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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